Exhibit 99

FOR IMMEDIATE RELEASE

Contacts: John Hulbert, Financial Community, (612) 761-6627

Susan Kahn, Media, (612) 761-6735

Target Media Hotline, (612) 696-3400

KENNETH SALAZAR ADDED TO TARGET CORPORATION’S BOARD OF DIRECTORS

MINNEAPOLIS, July 2, 2013 -- Target Corporation (NYSE:TGT) announced today that Kenneth Salazar, former U.S. Secretary of the Interior and U.S. Senator from Colorado, has been added to its Board of Directors, effective immediately. Mr. Salazar recently joined the WilmerHale law firm and will open its Denver office.

 “We’re very pleased to welcome Ken to our Board,” said Gregg Steinhafel, Chairman, President and Chief Executive Officer of Target Corporation. “As an experienced public policy official and a highly-skilled lawyer, Ken brings a unique background and perspective to Target that will be invaluable as we continue to explore and seize new opportunities to drive profitable growth in this rapidly-changing environment.”

About Target

Minneapolis-based Target Corporation (NYSE: TGT) serves guests at 1,832 stores – 1,784 in the United States and 48 in Canada -- and at Target.com. Since 1946, Target has given 5 percent of its profit through community grants and programs; today, that giving equals more than $4 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/corporateresponsibility.

For more information, visit Target.com/Pressroom.

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